UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

HealthWarehouse.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 748-7001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 18, 2017, the Board of Directors of HealthWarehouse.com, Inc. (the “Company”), appointed John Pauly as the Chief Operating Officer and interim President and Chief Executive Officer of the Company. Mr. Pauly will be paid an annual salary of $100,000. The terms and conditions of employment are contained in a written employment agreement attached hereto as Exhibit 10.1.

Effective January 16, 2017, Mr. Jeffrey Holtmeier, Chief Executive Officer of the Company, has left the Company to pursue other interests, and in connection with his departure, has also resigned his position as a director of the Company. On January 19, 2017, the Company and Mr. Holtmeier entered into a Separation and Release Agreement in connection with his departure. A copy of the Separation and Release Agreement is attached hereto as Exhibit 10.2.

On January 20, 2017, the Company issued a press release in connection with the appointment of Mr. Pauly and the departure of Mr. Holtmeier. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description

10.1	Employment Agreement effective as of January 18, 2017, by and between HealthWarehouse.com, Inc., and John Pauly.

10.2	Separation and Release Agreement dated January 19, 2017 between HealthWarehouse.com Inc. and Jeffrey Holtmeier.

99.1	Press Release of HealthWarehouse.com, Inc. dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2017	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Acting Secretary